UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 28, 2006
                                                        (February 23, 2006)

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                                DST SYSTEMS, INC.
             (Exact Name of registrant as specified in its charter)

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                                    Delaware
                 (State or other jurisdiction of incorporation)

         1-14036                                           43-1581814
(Commission File Number)                       (IRS Employer Identification No.)

333 West 11th Street, Kansas City, Missouri                  64105
(Address of principal executive offices)                   (Zip Code)

                                 (816) 435-1000
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report).

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 Entry into a Material Definitive Agreement

     On February 23, 2006, the Compensation Committee (the "Committee") of the Board of Directors of DST Systems, Inc. ("DST") granted a deferred cash award (an "Award") to certain participants in DST's 2005 Equity Incentive Plan (the "Plan"). The Award is part of DST's overall compensation strategy described below. The participants included executive officers Thomas McDonnell, Thomas McCullough, Stephen Towle, and Kenneth Hager (the "Grantees"). Each of the Grantees will be named in the Summary Compensation Table in DST's 2006 annual meeting proxy statement to be filed in March 2006. DST's annual meeting proxy statement following each performance period will set forth the amount of the Award for each executive officer for whom compensation amounts are to be given.

     Incentive  bonuses  are  made  by the  Committee  pursuant  to  the  Annual
Incentive Award provisions of the Plan and procedures established by the Committee under the Plan (the "Incentive Program"). The bonuses depend 50% on performance against three-year cumulative threshold, target or maximum consolidated diluted DST earnings per share ("EPS") goals and 50% on performance against either current year annual threshold, target or maximum consolidated diluted DST EPS goals or current year annual threshold, target, or maximum business unit pretax income goals (collectively, the "Goals"). The Committee determines the percentage of each Incentive Program participant's salary to be awarded as a bonus at each level of Goals met by DST. Incentive compensation awarded for exceeding the threshold incentive levels consists of a combination of cash and a deferred award. If a threshold Goal is met but not exceeded, all of the incentive bonus is paid in cash; for that portion of the bonus attributable to performance above the threshold Goal, 50% of the bonus is paid in cash and 50% is paid in the form of a deferred award that cliff vests in approximately three years.

     The grant of an Award is subject to Grantee's execution of a Deferred Cash Award Agreement. This summary of the material terms and conditions of such agreement is not intended to be complete, and is qualified in its entirety by reference to the Incentive Program and to the form of Deferred Cash Award Agreement included as Exhibit 10.1 to this report and incorporated herein by reference.

     Subject to forfeiture and early vesting provisions set forth in the Deferred Cash Agreement, the vesting period for an Award is two years and 11 months from the end of the applicable performance period. The "Vesting Date," which also triggers a right to receive payment of the deferred cash amount, is, therefore, the December 1 that occurs during the third calendar year following such performance period. Early vesting and payment will occur on death, disability, or retirement after Grantee reaches age 59 1/2. Pursuant to the Plan, the Committee has established procedures permitting Grantees to further defer payment of the Award past the Vesting Date. The Award will be adjusted during the deferral period based on hypothetical investments selected by Grantee from choices provided by DST. The Award is not transferable except upon death.

     Subject to certain exceptions, the Award will be forfeited upon a termination of Grantee's employment prior to the Vesting Date that is not a result of death, disability or retirement after age 59 1/2. Exceptions to forfeiture rules apply if the termination of employment is in connection with a Reduction in Force ("RIF") or Business Unit Divesture ("BUD") or occurs in certain circumstances following a "Change in Control", as those terms are defined in the Deferred Cash Award Agreement. The Award is forfeited in all events upon a termination for cause or violation of any of the non-compete, non-use or non-disclosure provisions of the Deferred Cash Award Agreement.



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ITEM 9.01 Financial Statements and Exhibits

(c). Exhibits

Exhibit
Number            Description
-----------       --------------------------------------------------------------
10.1              Form of Deferred Cash Award Agreement


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 28th day of February, 2006.

                                  DST SYSTEMS, INC.


                                  By:      /s/ Randall D. Young
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                                  Randall D. Young
                                  Vice President, General Counsel and Secretary